Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of Enveric Biosciences, Inc. on Forms S-3 (File Nos. 333-253196 and 333-257690) of our report dated December 7, 2021 relating to the financial statements of MagicMed Industries Inc., appearing in this Current Report on Form 8-K of Enveric Biosciences, Inc. dated December 30, 2021.

Zeifmans LLP Chartered Professional Accountants

Toronto, Ontario, Canada

December 30, 2021